UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/28/2015

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

The information provided under Item 7.01 of this Current Report of Form 8-K is being furnished and is not deemed to be "filed" with the SEC for the purposes of Section 18 of the Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section.

On April 28, 2015, UMB Financial Corporation (the "Company") issued a press release announcing that the Board of Directors declared a regular quarterly dividend of $0.235 per share payable on July 1, 2015 to shareholders of record on June 10, 2015. the press release is attached as Exhibit 99.1.

The April 28, 2015, press release that is attached as Exhibit 99.1 also announced that the Board of Directors has authorized the repurchase of up to two million shares of the Company's common stock from time to time until the meeting of the Board of Directors that immediately follows the 2016 annual meeting of the Company's shareholders.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Press Release Announcing Dividend and Share Repurchase Authorization

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: April 28, 2015	By:	/s/ Brian J. Walker
Brian J. Walker
EVP, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release announcing dividend and share repurchase